Exhibit 10.2

SECOND AMENDMENT TO INVESTMENT AGREEMENT

This Second Amendment to Investment Agreement dated as of April 18, 2024 (this “Second Amendment”) is made by and among (a) American Shared Hospital Services, a California corporation (“Purchaser”), (b) GenesisCare USA, Inc., a Florida corporation (as in existence on the date hereof, as a debtor-in-possession and a reorganized debtor, as applicable, “Seller”), and (c) GenesisCare USA Holdings, Inc., a Delaware corporation (as in existence on the date hereof, as a debtor-in-possession and a reorganized debtor, as applicable, “Topco”). Purchaser, Seller, and Topco are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS:

WHEREAS, the Parties are parties to that certain Investment Agreement dated as of November 10, 2023, as amended by that certain First Amendment to Investment Agreement dated as of March 1, 2024 (collectively, the “Investment Agreement”);

WHEREAS, Seller is a party to that certain Master Lease Agreement dated as of 11/17/2021, including an Equipment Schedule thereto dated as of 01/11/2022 (collectively, the “CT SIM Lease”), by and between Seller and GE HFS, LLC, a Delaware limited liability company (“GE”), pursuant to which Seller leases from GE one (1) Discovery RT OPEN OC Mid CTM, identified in the CT SIM Lease as Vendor Order Number 4990365 (the “CT Sim”);

WHEREAS, Seller presently maintains possession of the CT Sim on the premises of Southern New England Regional Cancer Center, LLC (“SNERCC”) at 450 Toll Gate Road, Warwick, Rhode Island 02886 (the “SNERCC Premises”);

WHEREAS, SNERCC desires to take title to the CT Sim as soon as practicable following the Closing;

WHEREAS, the Parties desire to amend the Investment Agreement pursuant to Section 9.5 of the Investment Agreement in connection with the foregoing.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Second Amendment and the Investment Agreement, as applicable, the Parties hereby agree as follows:

AGREEMENT:

1.        Seller covenants that Seller shall, prior to the Closing, terminate the CT Sim Lease and acquire title to the CT Sim, free and clear of all Encumbrances.

2.        Effective immediately upon Closing, Seller shall lease the CT Sim to SNERCC at the SNERCC Premises for a period of time not to exceed five (5) Business Days following the Closing.

3.        Within five (5) Business Days following the Closing, upon payment to Seller by Purchaser or SNERCC of an amount equal to One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) (the “CT Sim Lease & Purchase Price”), which amount shall be payable by wire transfer of immediately available funds to such bank account as shall be designated in writing by Seller at least two (2) Business Days prior to the date of payment, Seller shall convey to SNERCC via a mutually agreed upon bill of sale, good, clear and marketable title to the CT Sim, free and clear of all Encumbrances. The CT Sim Lease & Purchase Price shall be reasonably apportioned between consideration for the temporary lease period described in Section 2 hereof and consideration for the above-described transfer of title.

4.        Except as expressly modified by this Second Amendment, all other terms of the Investment Agreement shall remain unchanged and in full force and effect.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, this Second Amendment to Investment Agreement has been duly executed as of the date set forth above.

PURCHASER:

AMERICAN SHARED HOSPITAL SERVICES

By:	/s/ Craig Tagawa
Name:	Craig Tagawa
Title:	President

SELLER:

GENESISCARE USA, INC.

By:	/s/ Shaden Marzouk
Name:	Shaden Marzouk, MD, MBA
Title:	Director and Authorized Signatory

TOPCO:

GENESISCARE USA HOLDINGS, INC.

By:	/s/ Shaden Marzouk
Name:	Shaden Marzouk, MD, MBA
Title:	Director and Authorized Signatory